Exhibit 10.26


v.003

                               FIRST AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

                  This First Amendment to Executive Employment Agreement (this "First Amendment") is made as of April 5, 2004 ("Amendment Date"), between Aerospace Products International, Inc., a Delaware corporation, 3778 Distriplex Drive North, Memphis, TN 38118 (the "Company"), and Paul J. Fanelli, an individual, c/o Aerospace Products International, Inc., 3778 Distriplex Drive North, Memphis, TN 38118 (the "Executive").

                  WHEREAS, the parties hereto have previously entered into a certain Executive Employment Agreement dated as of February 2, 2004 (the "EEA"), all the terms and conditions of which are incorporated by reference into this First Amendment; and

                  WHEREAS, the parties hereto wish to amend the EEA;

                  NOW, THEREFORE, taking into account the foregoing and in consideration of the mutual promises and conditions contained herein, the parties hereto agree as follows, effective as of the Amendment Date:


I. Section I .1 of the EEA is as of the Amendment Date revoked and replaced in its entirety by the following provisions:

               .1    Employment.  As of the Amendment Date, the Company employs the Executive and the Executive hereby accepts employment as its President upon the terms and conditions hereinafter set forth.


II. Section I .3 of the EEA is as of the Amendment Date revoked and replaced in its entirety by the following provisions:

               .3    Executive Duties. As the President, the Executive
     shall act as the chief executive officer of the Company and shall perform such duties customary to such office as are reasonably requested by the Company's Board of Directors (the "Board"). The Executive shall report directly to the Board and to such Director or other person as the Board may from time to time designate. The Executive agrees to devote his full business time (with allowances for vacations and sick leave) and attention and best efforts to the affairs of the Company and its parent, subsidiaries and affiliates during the Employment Term. Executive shall not, while an employee of the Company, directly or indirectly, be engaged (including as a stockholder owning more than five (5) percent of a company's stock, proprietor, general partner, limited partner, trustee, consultant, employee, director, officer, lender, investor or otherwise) in any business or activity that is competitive with that of the Company, its parent or any of its subsidiaries, or affiliates.

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III. A new Section II.3(c) shall be added to the EEA, as follows:

                  (c) Executive shall be eligible to participate in the Company's annual incentive compensation bonus plan in accordance with all of that plan's then-current policies, procedures, terms, and conditions, except that Executive shall be eligible to be considered for such bonus compensation at a maximum of 75% of Base Salary instead of the maximum otherwise then provided in such plan.


IV. Section II .1 of the EEA is as of the Amendment Date revoked and replaced in its entirety by the following provisions:


               .1    Base Salary.  Commencing as of the  Amendment  Date and
     during the Employment Term, the Company shall pay to the Executive an annualized base salary of Two Hundred Twenty Five Thousand Dollars ($225,000) per year (the "Base Salary"), payable in substantially equal biweekly installments of $8,653 Dollars and 85 Cents ($8,653.85). The Company will review annually and may, but is not required to, in the sole discretion of the Board of Directors of the Company, increase such Base Salary in light of the Executive's performance, inflation in cost of living, or other factors. The Company shall not decrease Executive's Base Salary during the Employment Term.


V. All other terms and conditions of the EEA shall continue to remain in full force and effect. No notice of this First Amendment need be served pursuant to
Section V.1 of the EEA.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the Amendment Date.

AEROSPACE PRODUCTS                          PAUL J. FANELLI
INTERNATIONAL INC.                          an individual
a Delaware corporation


By:  /s/ Michael C. Culver                  /s/ Paul J. Fanelli
   -----------------------                  -------------------
Title:  Chairman of API


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